POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, RAYLIANT FUNDS TRUST, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”) expects to file a Registration Statement on Form N-lA and periodically file amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust.

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER, MICHAEL V. WIBLE, ANDREW J. DAVALLA, PHILIP B. SINENENG, and BIBB L. STRENCH as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file the Trust’s Registration Statement and any Amendment or Amendments to the Trust’s Registration Statement hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 2 day of July 2025.

By:	/s/ John Hyland
John Hyland, Trustee

STATE OF	)
	)	ss:
COUNTY OF	)

Before me, a Notary Public, in and for said county and state, personally appeared ___________________________, who represented that he is duly authorized in the premises, and who is known to me to be the person described in and Who executed the foregoing instrument, and he duty acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this _____ day of __________________ 2025.

Notary Public

My commission expires: __________________

SEE ATTACHED CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT	CIVIL CODE §1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California		)

County of	MARIN	)

On	July 2, 2025	before me,	Reza Tariverdi, Notary Public
	Date		Here Insert Name and Title of the Officer

personalty appeared	John T. Hyland
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(ies), and that by his/~~her/their~~ signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Reza Tariverdi
Signature of Notary Public

Place Notary Seal Above

OPTIONAL

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document:	Power of Attorney	Document Date:	7/2/2025

Number of Pages:	1	Signer(s) Other Than Named Above:	NONE

Capacity(ies) Claimed by Signer(s)

Signer’s Name:		Signer’s Name:
[ ] Corporate Officer — Title(s):		[ ] Corporate Officer — Titie(s):
[ ] Partner — [ ] Limited [ ] General		[ ] Partner — [ ] Limited [ ] General
[ ] Individual	[ ] Attorney in Fact	[ ] Individual	[ ] Attorney in Fact
[ ] Trustee	[ ] Guardian or Conservator	[ ] Trustee	[ ] Guardian or Conservator
[ ] Other:		[ ] Other:
Signer Is Representing:		Signer Is Representing:

©2014 National Notary Association ● www.NationalNotary.org ● 1-800-US NOTARY (1-800-876-6827) Item #5907